Exhibit 23.1

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-115168) and Form S-8 (File No. 333-127079) of our report dated March 24, 2010, relating to the consolidated financial statements of Axesstel, Inc. and subsidiary, as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California

March 25, 2010